TERM NOTE

$486,770                                                 Los Angeles, California
                                                                 August 31, 2002

     FOR VALUE RECEIVED, the undersigned, HAUSER, INC., a Delaware corporation, HAUSER TECHNICAL SERVICES, INC., a Delaware Corporation, BOTANICALS INTERNATIONAL EXTRACTS, INC., a Delaware corporation, ZETAPHARM, INC., a New York corporation, (collectively, the "Borrowers"), hereby jointly and severally, unconditionally promise to pay to the order of Wells Fargo Bank, National Association (the "Lender"), at c/o Wells Fargo HSBC Trade Bank, N.A., 333 South Grand Avenue, 8th Floor, Los Angeles, California 90071, or at such other place as the holder of this Note may direct, (i) on each of December 31, 2001, January 31, 2002, February 28, 2002, March 31, 2002, April 30, 2002, May 31, 2002, June
30, 2002, and July 31, 2002, the principal sum of TWENTY THOUSAND DOLLARS ($20,000); and (ii) on September 10, 2002 (the "Maturity Date") the principal amount of FOUR HUNDRED EIGHTY SIX THOUSAND SEVEN HUNDRED SEVENTY DOLLARS ($486,770) or such other amount as represents the aggregate unpaid principal amount of the Term Loan made by the Lender pursuant to the Credit Agreement, in each case in lawful money of the United States of America and in immediately available funds. The Borrowers further agree, jointly and severally, to pay interest on the unpaid principal amount outstanding hereunder from time to time from the date hereof in like money at such office at at a rate per annum equal to the Prime Rate plus a margin of three percent (3%) through the period ending August 31, 2002 and a rate per annum equal to the Prime Rate plus a margin of five percent (5%) for the period beginning September 1, 2002. Interest shall accrue hereunder from the date of each advance until the date of payment, shall be calculated on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). In the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

     If any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder or under the Credit Agreement is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate provided above in this Note.

     This Note amends, restates and replaces the Term Note previously issued by Borrower and referred to in the Amended and Restated Credit Agreement by and between

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the Borrower and the Lender dated as of June 25, 2002, as amended (the "Credit
Agreement"), is secured as provided therein and in the Security Documents and is subject to optional and mandatory prepayment as set forth in the Credit Agreement.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

     The holder of this Note is authorized from time to time to debit any accounts maintained by any Borrower with such holder for any and all amounts payable by the Borrowers hereunder.

     This Note may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

     IN WITNESS WHEREOF, the parties hereto have caused this Term Note to be duly executed by their respective authorized officers as of the day and year first above written.

HAUSER, INC.


By:  /s/ Thomas W. Hanlon
   ----------------------------
Name:   Thomas W. Hanlon
Title:  Chief Financial Officer


HAUSER TECHNICAL SERVICES, INC.


By:  /s/ Thomas W. Hanlon
   ----------------------------
Name:   Thomas W. Hanlon
Title:  Secretary and Treasurer


BOTANICALS INTERNATIONAL EXTRACTS, INC.


By:  /s/ Thomas W. Hanlon
   ----------------------------
Name:   Thomas W. Hanlon
Title:  Chief Financial Officer


ZETAPHARM, INC.


By:  /s/ Thomas W. Hanlon
   ----------------------------
Name:   Thomas W. Hanlon
Title:  Secretary and Treasurer